UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2023

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5065 East Hunter Avenue Anaheim, California	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 876-2490

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2023, Bisco Industries, Inc. (“Bisco”), a wholly-owned subsidiary of EACO Corporation (the “Company”), entered into a Purchase Agreement for Real Property and Escrow Instructions (the “Purchase Agreement”) with the Glen F. Ceiley and Barbara A. Ceiley Revocable Trust (the “Trust”), a trust beneficially owned and controlled by Mr. Glen F. Ceiley, the Company’s Chief Executive Officer, Chairman of the Board and major stockholder. Pursuant to the Purchase Agreement, the Trust agreed to sell the real property located at 5037/5065 East Hunter Avenue, Anaheim, California 92807 (the “Existing Property”), which currently houses the Company’s corporate headquarters and Anaheim distribution center, for a purchase price of $31,000,000 in cash (such transaction, the “Property Purchase”). The Property Purchase will be completed through an escrow process and subject to customary closing conditions. The Company expects to close the Property Purchase within 60 days of the execution of the Purchase Agreement.

The Company agreed to the Property Purchase primarily to utilize its cash position and to reduce its corporate overhead expenses. The Existing Property is expected to continue to house the Company’s corporate headquarters and Anaheim distribution center for the foreseeable future.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Purchase Agreement for Real Property and Escrow Instructions dated October 5, 2023 between Bisco and the Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2023	EACO CORPORATION

	By:	/s/ Glen Ceiley
Glen Ceiley, Chief Executive Officer